L.L. Bradford & Company, LLC
3441 South Eastern Avenue
Las Vegas, Nevada 89109
(702) 735-5030


May 23, 2003


U.S. Securities and Exchange Commission
Division of Corporation Finance
450 Fifth Street, N.W.
Washington, D.C. 20549

Re:  Barrington Foods International, Inc. - Form S-8

Dear Sir/Madame:

As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated April 11, 2003 in Barrington Food International, Inc's Form 10-KSB for the year ended December 31, 2002, and to all references to our firm included in this Registration Statement.

Sincerely,


/s/ L.L. Bradford & Company, LLC
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L.L. Bradford & Company, LLC